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                                    EXHIBIT 5

                    OPINION OF BRADLEY ARANT ROSE & WHITE LLP

                                  July 17, 1997

Martin Industries, Inc.
301 East Tennessee Street
Florence, Alabama 35630

Gentlemen:

         We have acted as counsel to Martin Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement of the Company on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 200,000 shares of Common Stock, $.01 par value, of the common stock of the Company (the "Shares"). The Shares are to be issued under and pursuant to the provisions of the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). Except as otherwise defined herein, capitalized terms used herein shall have the same meaning as defined in the Registration Statement.

         For purposes of our opinion, we have examined and relied upon:

         (a) A copy of the Restated Certificate of Incorporation of the Company, as amended and restated to date (the "Certificate of Incorporation");

         (b)      A copy of the By-laws of the Company, as amended to date;

         (c) A copy of the resolutions adopted by the Board of Directors of the Company at a meeting held on May 16, 1997, authorizing the issuance and sale of the shares pursuant to the Plan and related matters; and

         (d)      The Registration Statement, including the Plan; and

         (e) Such other instruments and documents as we have deemed necessary.

         In such examinations we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

         Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we have deemed relevant under the circumstances, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,


                                              /s/ BRADLEY ARANT ROSE & WHITE LLP
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